EXHIBIT 11
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                                   WEINGARTEN REALTY INVESTORS
                            COMPUTATION OF EARNINGS PER COMMON SHARE
                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            Three Months Ended  Six Months Ended
                                                                  June 30,          June 30,
                                                               1997     1996     1997     1996
                                                              -------  -------  -------  -------
SIMPLE EARNINGS PER SHARE:
     Weighted Average Common Shares Outstanding. . . . . . .   26,641   26,544   26,620   26,545
                                                              =======  =======  =======  =======
         Simple Earnings Per Share . . . . . . . . . . . . .  $   .48  $   .48  $   .96  $   .96
                                                              =======  =======  =======  =======

PRIMARY EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding. . . . . . .   26,641   26,544   26,620   26,545
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding. . . .      150       30      144       37
                                                              -------  -------  -------  -------
     Weighted Average Common Shares Outstanding, as Adjusted   26,791   26,574   26,764   26,582
                                                              =======  =======  =======  =======
         Primary Earnings Per Share. . . . . . . . . . . . .  $   .48  $   .48  $   .95  $   .96
                                                              =======  =======  =======  =======

FULLY DILUTED EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding. . . . . . .   26,641   26,544   26,620   26,545
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding. . . .      150       63      144       63
                                                              -------  -------  -------  -------
     Weighted Average Common Shares Outstanding, as Adjusted   26,791   26,607   26,764   26,608
                                                              =======  =======  =======  =======
         Fully Diluted Earnings Per Share. . . . . . . . . .  $   .48  $   .48  $   .95  $   .96
                                                              =======  =======  =======  =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY
     DILUTED COMPUTATION:

     Earnings. . . . . . . . . . . . . . . . . . . . . . . .  $12,755  $12,910  $25,531  $25,535
                                                              =======  =======  =======  =======

        Note A:  This calculation is submitted in accordance with Regulation S-K item 601(b)(11)
                 although not  required  by  footnote  2  to  paragraph 14 of APB Opinion No. 15 because  it  results  in dilution  of  less  than  3%.
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